                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael W. Brown and William R. Neukom, or either of them, his attorneys-in-fact, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                              Title                            Date
---------                              -----                            ----
\s\ William H. Gates          Chairman, Chief Executive Officer,        October 13, 1994
------------------------      Director (Principal Executive Officer)
William H. Gates



\s\  Paul A. Allen            Director                                  October 11, 1994
------------------------
Paul G. Allen



\s\  Richard A. Hackborn      Director                                  October 7, 1994
------------------------
Richard A. Hackborn



\s\  David F. Marquardt       Director                                  October 14, 1994
------------------------
David F. Marquardt



\s\  Robert D. O'Brien        Director                                  October 4, 1994
------------------------
Robert D. O'Brien



\s\  William G. Reed, Jr.     Director                                  October 4, 1994
-------------------------
William G. Reed, Jr



\s\  John A. Shirley          Director                                  October 4, 1994
------------------------
John A. Shirley